UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 22, 2011

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 22, 2012, the Board of Directors (the “Board”) of CNS Response, Inc. (the “Company”) ratified the extension of the Company’s engagement agreement with Equity Dynamics, Inc. (“Equity Dynamics”), a company owned by the Company’s director John Pappajohn, to provide financial advisory services to the Company, through February 2012.  The agreement calls for a retainer fee of $10,000 per month.  As of February 29, 2012, the Company had accrued $97,600 for the services provided by Equity Dynamics under the agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2012, the Board of the Company elected Maurice J. DeWald to the Board.  Mr. DeWald will also serve as a member of the Board’s Audit Committee and newly-created Governance and Nominations Committee.

Mr. DeWald has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992, where the primary focus has been in both the healthcare and technology sectors. Mr. DeWald also serves as a director of public companies Healthcare Trust of America, Inc., Targeted Medical Pharma, Inc. and Emmaus Life Sciences, Inc. and as a non-executive Chairman of public company Integrated Healthcare Holdings, Inc. Mr. DeWald also previously served as a director of Tenet Healthcare Corporation, ARV Assisted Living, Inc. and Quality Systems, Inc. From 1962 to 1991, Mr. DeWald was employed by the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of their board of directors as well as the managing partner of the Orange County, Los Angeles and Chicago offices. Mr. DeWald has served as Chairman and director of both the United Way of Greater Los Angeles and the United Way of Orange County, California. Mr. DeWald holds a B.B.A. degree in Accounting and Finance from the University of Notre Dame and is a member of its Mendoza School of Business Advisory Council.

In connection with his appointment to the Board, Mr. DeWald was granted options to purchase 250,000 shares of common stock of the Company at an exercise price of $0.10 per share. In addition, the Board granted Mr. Zachary McAdoo options to purchase 250,000 shares of common stock of the Company at an exercise price of $0.10 per share in connection with his appointment to the Board. The options were granted under the 2012 Plan (as defined below), and the grant is therefore subject to approval of the 2012 Plan by the Company’s stockholders. Absent stockholder approval, the options will be cancelled.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2012, the Board adopted a new set of By-Laws (“By-Laws”) for the Company. The significant changes in the By-Laws, as compared to the previous by-laws of the Company (the “Old By-Laws”), are as follows:

Old By-Laws	By-Laws
1. Annual meeting of stockholders to take place on the second Tuesday of the third month after the end of the Corporation’s fiscal year or as soon thereafter as convenient or a special meeting shall be held in lieu of the annual meeting	1. Annual meeting of stockholders to be held at such date, time and place as determined by the Board
2. Notice of stockholder meetings to be given personally or by means of first class mail or telegram/telex	2. Notice of stockholder meetings may also be provided by electronic transmission
3. Unless otherwise required by law, the Certificate of Incorporation or the Old By-Laws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the holders of a majority of the stock present or represented and voting on a matter

3.  Unless otherwise required by law, the Certificate of Incorporation or the By-Laws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

4. Silent	4. If stockholder action is taken by written consent without a meeting, the consents may be no older than 60 days to be valid
5. Each director shall hold office until the next annual meeting and until such time as his successor is elected and qualified, or until his earlier death, resignation or removal	5. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal
6. Notice of Board meetings shall be provided personally or by telephone, telegram, telex or mail at a minimum 48 hours prior to the meeting (3 days if notice is provided by mail)	6. Notice of Board meetings may also be provided by facsimile, email or other means of electronic transmission at a minimum 24 hours prior to the meeting (3 days if notice is provided by mail)
7. Board meetings may only be adjourned in the absence of a quorum	7. Board meetings may be adjourned even in presence of a quorum
8. Presence at stockholders’ or Board meeting constitutes waiver of notice requirement	8. Presence at stockholders’ or Board meeting constitutes waiver of notice requirement only if presence is not for the express purpose of objecting to the transaction of business at the meeting

In addition, the By-Laws contain, among other provisions, new provisions on the appointment and duties of inspectors of election at meetings of stockholders and the organization of Board meetings. Provisions in the Old By-Laws that were removed from the By-Laws include those governing director and officer compensation, indemnification of directors and officers and transactions with interested parties (the latter two now solely governed by the Company’s Certificate of Incorporation and Delaware law).

The above description of the material changes in the By-Laws is qualified by reference to the text of such By-Laws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 22, 2012, the Board adopted the 2012 Omnibus Incentive Compensation Plan (the “2012 Plan”), subject to stockholder approval at the Company’s next annual meeting of stockholders. The New Plan replaced the Company’s 2006 Stock Incentive Plan (the “Old Plan”) which provided equity incentives to certain of the directors, officers, employees and/or consultants of the Company. The 2012 Plan provides for the grant of options (including non-qualified options and incentive stock options), restricted stock, performance units, performance shares, deferred stock, restricted stock units, dividend equivalents, bonus shares and other stock-based awards to directors, officers, employees and/or consultants of the Company.

In addition, the Board approved the grants of options to purchase an aggregate of 1,280,000 shares of common stock pursuant to the 2012 Plan at an exercise price of $0.10 per share to two directors and to consultants of the Company. The grants are subject to approval of the 2012 Plan by the Company’s stockholders and include grants of options to purchase 250,000 shares to each of our directors Zachary McAdoo and Maury DeWald, as described in Item 5.02.

Absent stockholder approval, the options will be cancelled and the 2012 Plan will not become effective.

On March 22, 2012, the Board furthermore created a Governance and Nominations Committee of the Board, adopted the related charter, and appointed Henry Harbin, Zachary McAdoo and Maurice DeWald as members of such committee. The purpose of the Governance and Nominations Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board.

On March 23, 2012, the Company issued a press release providing an update on the FDA review process of its investigational device PEER Interactive and information on a planned clinical trial with Walter Reed National Military Medical Center. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	By-Laws of CNS Response, Inc.
99.1	Press Release.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
March 28, 2012		Paul Buck
Chief Financial Officer